                                  EXHIBIT 10.4

                                  AMENDMENT TO
                   ZARING HOMES, INC. RETIREMENT BENEFIT PLAN


         The Zaring Homes, Inc. Retirement Benefit Plan (the "Plan") is hereby amended, effective as of January 1, 1996, in the following respect:

         A new paragraph reading as follows shall be added immediately after the first paragraph under "401(k) Provisions, Item 11.1" which is contained in Part I of the Plan:

                           Notwithstanding any other provision of the Plan to
                  the contrary, no Employee who is a Key Employee (as defined in Section 10.2(b) of the Plan) for any Plan Year based on his pay, officer status, and/or ownership interest in the Employer prior to the start of such Plan Year (or prior to the first Entry Date which otherwise applies to him if such Entry Date occurs in such Plan Year), or who otherwise is reasonably determined by the Plan Administrator (based on his rate of pay, officer status, and/or ownership interest in the Employer prior to the first day of such Plan Year (or prior to such Entry Date)) will be a Key Employee for such Plan Year if he remains employed by the Employer throughout such Plan Year (without such rate of pay, officer status, and/or ownership interest changing), shall be in any event ineligible to elect to have Elective Contributions or Matching Contributions made on his behalf for such Plan Year.


         IN WITNESS WHEREOF, the Plan sponsor has caused its name to be subscribed to this Plan amendment.

                                  AMENDMENT TO
                   ZARING HOMES, INC. RETIREMENT BENEFIT PLAN

         The Zaring Homes, Inc. Retirement Benefit Plan (the "Plan") is hereby amended, effective as of May 8, 1997, in the following respects:

         1. The name of the Plan is amended to be "Zaring National Corporation Retirement Benefit Plan."

         2. Section 1.12 of the Plan is amended in its entirety to read as follows:

                  1.12. The term "Employee" shall mean Zaring National Corporation (or any corporate successor thereto) and Zaring Homes, Inc. (or any corporate successor thereto); except that Zaring Homes, Inc. (or any corporate successor thereto) shall be part of the Employer only while at least 80% of the total voting power of its stock is owned by Zaring National Corporation (or any corporate successor thereto). Notwithstanding the foregoing, any reference contained in this Plan to the Employer which concerns the administrator or the administration of the Plan, the appointment or removal of the Trustee or the amendment or termination of the Plan shall be deemed to refer just to Zaring National Corporation (or any corporate successor thereto).

         IN WITNESS WHEREOF, both the current sponsor of the Plan and the Plan's prior sponsor have caused their names to be subscribed to this Plan amendment, effective as of May 8, 1997.